Exhibit 10.2

EXECUTION VERSION

DEUTSCHE BANK SECURITIES INC. DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH 60 Wall Street New York, New York 10005
June 24, 2019
VICI Properties 1 LLC
c/o VICI Properties Inc.
430 Park Avenue
8th Floor
New York, New York 10022
Attn: David Kieske
Project Olympus
Commitment Letter
Ladies and Gentlemen:
You have advised Deutsche Bank Securities Inc. (“DBSI”) and Deutsche Bank AG Cayman Islands Branch (“DBCI” or the “Initial Lender” and, together with DBSI and any other commitment party that becomes a party hereto pursuant to the third paragraph hereof, “we”, “us” or the “Commitment Parties”) that VICI Properties 1 LLC, a Delaware limited liability company (“Company” or “you”) and an indirect wholly owned subsidiary of VICI Properties Inc., a Maryland corporation (“Parent”), intends to acquire, directly or indirectly through its wholly owned subsidiaries, those certain real properties commonly known as Harrah’s Atlantic City, Harrah’s New Orleans and Harrah’s Laughlin, or any Replacement Property (as defined in the Master Transaction Agreement as in effect on the date hereof) with respect to any of the foregoing designated pursuant to Section 2.4 of the Master Transaction Agreement as in effect on the date hereof (collectively, the “Targets”), in each case pursuant to a separate purchase and sale agreement to be entered into after the date hereof by and between VICI Properties, L.P., a Delaware limited partnership (“VICI Partnership”), and Eldorado Resorts, Inc., a Nevada corporation (“ERI”), and consummate certain other transactions (the “ERI Transactions”) pursuant to a master transaction agreement by and between VICI Partnership and ERI (the “Master Transaction Agreement”). You have further advised us that, in connection with the foregoing, you intend to consummate the other Transactions described in the Transaction Description attached hereto as Exhibit A (the “Transaction Description”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Transaction Description and in the Summary of Principal Terms and Conditions attached hereto as Exhibit B (the “Term Sheet”; this commitment letter, the Transaction Description, the Term Sheet and each Summary of Additional Conditions attached hereto as Exhibits C-I through C-VI, collectively, the “Commitment Letter”).
In connection with the foregoing, DBCI is pleased to advise you of its commitment to provide 100% of the Bridge Facility (as defined below), subject only to the satisfaction or waiver of the conditions set forth in the section entitled “Conditions Precedent to Initial Borrowing” in Exhibit B and in Exhibit C hereto.
It is agreed that (i) DBSI will act as lead arranger and bookrunner for the Bridge Facility (in such capacity, the “Lead Arranger”) and (ii) DBCI will act as administrative agent and collateral agent for the

Bridge Facility. It is further agreed that DBSI shall have “left” placement in any and all marketing materials or other documentation used in connection with the Bridge Facility. You agree that no other agents, co-agents, arrangers, co-arrangers, lead arrangers, co-lead arrangers, bookrunners, co-bookrunners, managers or co-managers will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by this Commitment Letter and the Fee Letters referred to below) will be paid to any Lender in order to obtain its commitment to participate in the Bridge Facility unless you and the Commitment Parties shall so agree. To the extent you and the Commitment Parties agree to appoint any additional agents co-agents, arrangers, co-arrangers, lead arrangers, co-lead arrangers, bookrunners, co-bookrunners, managers or co-managers (any such agent, co-agent, arranger, co-arranger, lead arranger, co-lead arranger, bookrunner, co-bookrunner, manager or co-manager, an “Additional Arranger” and shall also be a “Commitment Party”) or confer other titles in respect of the Bridge Facility, then, notwithstanding anything herein to the contrary, the commitments of the Initial Lender in respect the Bridge Facility will be permanently reduced by the amount of the commitments of such Additional Arrangers (or their relevant affiliates) in respect of the Bridge Facility, with each Additional Arranger (or its relevant affiliates) assuming a proportion of the commitments with respect to the Bridge Facility that is equal to the proportion of the economics allocated to such Additional Arranger, upon the execution by such financial institution (and any relevant affiliate) of customary joinder documentation. It is agreed that, to the extent an Additional Arranger has executed customary joinder documentation pursuant to this paragraph, each Commitment Party shall be severally liable in respect of its commitments to the Bridge Facility, on a several, and not joint, basis with any other Commitment Party, and no Commitment Party shall be responsible for the commitment of any other Commitment Party.
The Lead Arranger reserves the right, prior to or after the execution of the Facility Documentation to syndicate all or a portion of the Commitment Parties’ commitments hereunder to a group of banks, financial institutions and other institutional lenders identified by the Lead Arranger in consultation with you and reasonably acceptable to the Lead Arranger and you (your consent not to be unreasonably withheld, delayed or conditioned) including, without limitation, any relationship lenders designated by you and reasonably acceptable to the Lead Arranger (such banks, financial institutions and other institutional lenders, together with the Commitment Parties, the “Lenders”); provided that, notwithstanding the Lead Arranger’s right to syndicate the Bridge Facility and receive commitments with respect thereto, it is agreed that (i) syndication of, or receipt of commitments or participations in respect of, all or any portion of the Commitment Parties’ commitments hereunder shall not be a condition to the Commitment Parties’ commitments; (ii) except as contemplated above with respect to Additional Arrangers, the Commitment Parties shall not be relieved, released or novated from its obligations hereunder (including its obligations to fund the Bridge Facility on each applicable Closing Date) in connection with any syndication, assignment or participation of the Bridge Facility, including its commitments in respect thereof, until after the funding of the applicable portion of the Bridge Facility on each applicable Closing Date; (iii) no assignment or novation shall become effective with respect to all or any portion of the Commitment Parties’ commitments in respect of the Bridge Facility until after the funding of the applicable portion of the Bridge Facility on each applicable Closing Date; (iv) unless you otherwise agree in writing, each Commitment Party shall retain exclusive control over all rights and obligations with respect to its commitments in respect of the Bridge Facility, including all rights with respect to consents, modifications, supplements, waivers and amendments, until the funding of the applicable portion of the Bridge Facility on each applicable Closing Date has occurred; and (v) we will not syndicate our commitments to certain banks, financial institutions and other institutional lenders and investors (a) that have been separately identified in writing by you to us prior to the date of this Commitment Letter (or, if after such date, that are acceptable to the Lead Arranger), (b) those persons who are competitors of the Borrower or any of the Targets and their respective subsidiaries that are separately identified in writing by you to us from time to time, and (c) in the case of each of clauses (a) and (b), any of their affiliates (other than any such affiliate that is affiliated with a financial investor in such person and that is not itself an operating company or otherwise an affiliate of an operating company so long as such affiliate is a bona fide debt fund) that are identified in writing by you from time to time; provided that, for the avoidance of doubt, any such designation shall not apply retroactively to any prior assignment to any Lender permitted hereunder at the time of such assignment (clauses (a), (b) and (c) above, collectively “Disqualified Lenders”).
Without limiting your obligations to assist with syndication efforts as set forth herein, it is understood that the Commitment Parties’ commitments hereunder are not conditioned upon the syndication of, or receipt of commitments or participations in respect of, the Bridge Facility and in no event shall the commencement or successful completion of syndication of the Bridge Facility constitute a condition to the availability of the Bridge Facility on any of the Closing Dates. The Lead Arranger intends to commence syndication efforts promptly upon the execution of this Commitment Letter and as part of its syndication efforts, it is the Lead Arranger’s intent to have the Lenders commit to the Bridge Facility prior to the ERI Closing Date (subject to the limitations set forth in the preceding paragraph). You agree actively to assist the Lead Arranger, until the date that is 60 days following the latest Closing Date (the “Syndication Date”), in completing a timely syndication that is satisfactory to the Lead Arranger. Such assistance shall include, without limitation: (a) your using commercially reasonable efforts to ensure that any syndication efforts benefit from your existing lending and investment banking relationships, (b) direct contact between your senior management, representatives and advisors, on the one hand, and the proposed Lenders, on the other hand, in all such cases at times and places mutually agreed upon, (c) your assistance in the preparation of customary confidential information memoranda for the Bridge Facility (any such memorandum, a “Confidential Information Memorandum”) and other marketing materials to be used in connection with the syndications, by using commercially reasonable efforts to provide information and other customary materials reasonably requested in connection with such Confidential Information Memorandum no less than 15 consecutive business days prior to the Initial Closing Date, (d) the hosting, with the Lead Arranger, of no more than one meeting of prospective Lenders at a time and location to be mutually agreed upon (and additional teleconference meetings as reasonably necessary), (e) your ensuring that there shall be no competing issues, offerings, placements, arrangements or syndications of debt or equity securities or commercial bank or other credit facilities of the Targets, the Parent or the Borrower or any of their respective subsidiaries being offered, placed or arranged (other than any Senior Notes, Equity Securities, Term Loan Facility or, so long as after giving effect to such transaction (other than any transaction involving solely equity securities (x) the pro forma First Lien Leverage Ratio (as defined in the Indenture (as defined below))) is no greater than 5.41:1.00 and (y) the pro forma Total Leverage Ratio (as defined in the Indenture) is no greater than 5.75:1.00, offerings, placements, arrangements or syndications of debt or equity securities or commercial bank or other credit facilities for purposes of funding the acquisitions of that certain real estate property commonly known as JACK Cincinnati Casino and the casino previously identified to us by you as Gordie) if such debt or equity securities or commercial bank or other credit facilities would, in the reasonable judgment of the Lead Arranger, materially impair the primary syndication of the Bridge Facility (it is understood and agreed that any deferred purchase price obligations, ordinary course working capital facilities and ordinary course capital lease, purchase money and equipment financings and the Existing Credit Agreement will not be deemed to materially impair the primary syndication of the Bridge Facility). Notwithstanding anything to the contrary contained in this Commitment Letter or the Fee Letters or any other letter agreement or undertaking concerning the financing of the Transactions to the contrary, neither the obtaining of any ratings nor the compliance with any of the other provisions set forth herein (other than the conditions expressly set forth (x) in the section entitled “Conditions Precedent to Initial Borrowing” in Exhibit B and (y) in Exhibits C-I, C-II, C-III, C-IV, C-V, and C-VI, in each case, with respect to the applicable Tranche(s) of the Bridge Facility) shall constitute a condition to the commitments hereunder or the funding of the Bridge Facility on any of the Closing Dates or at any time thereafter.
The Lead Arranger, in its capacity as such, will, in consultation with you, manage all aspects of any syndication of the Bridge Facility, including decisions as to the selection of institutions reasonably acceptable to you to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate (subject to your consent rights), the allocation of the commitments among the Lenders and the amount and distribution of fees among the Lenders from the amounts paid to the Commitment Parties pursuant to this Commitment Letter and the Fee Letters. To assist the Lead Arranger in its syndication efforts, you agree promptly to prepare and provide to the Lead Arranger all customary information with respect to you and the Targets and each of your and their respective subsidiaries and the Transactions, including all customary financial information and projections (such projections, including financial estimates, budgets, forecasts and other forward-looking information, the “Projections”), as the Lead Arranger may reasonably request in connection with the structuring, arrangement and syndication of the Bridge Facility. For the avoidance of doubt, you will not be required to provide any information to the extent that the provision thereof would (i) violate any law, rule or regulation binding upon you or any of your subsidiaries or affiliates or upon the Targets or any of their respective subsidiaries or affiliates, (ii) violate any attorney-client privilege or (iii) violate any obligation of confidentiality (not incurred or entered into in contemplation of this Commitment Letter) binding on you, the Targets or your or their respective affiliates; provided that no such obligations of confidentiality shall be entered into in contemplation of this sentence and in the event you do not provide information in reliance on this sentence, if permitted you shall provide notice to us that such information is being withheld and you shall use your commercially reasonable efforts to obtain the relevant consents and to communicate, to the extent both feasible and permitted under applicable law, rule, regulation or confidentiality obligation, the applicable information. Notwithstanding anything herein to the contrary, the only financial statements that shall be required to be provided to the Commitment Parties in connection with the syndication of the Bridge Facility shall be those required to be delivered pursuant to paragraphs 2 of Exhibit C-I and paragraph 4 of each of Exhibits C-IV, C-V and C-VI.
You hereby represent and warrant that (a) all written information and written data (such information and data, other than (i) the Projections and (ii) information of a general economic or industry specific nature, the “Information”) that has been or will be made available to the Commitment Parties by or on behalf of you or any of your representatives, taken as a whole, is or will be, when furnished, correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto from time to time); (b) to your knowledge, all Information relating to the Targets and their subsidiaries that has been or will be made available to the Commitment Parties by or on behalf of you or any of your representatives, taken as a whole, is or will be, when furnished, correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto from time to time); and (c) the Projections that have been or will be made available to the Commitment Parties by or on behalf of you or any of your representatives have been or will be prepared in good faith based upon assumptions that you believe to be reasonable at the time made and at the time the related Projections are so furnished to the Commitment Parties, it being understood that such Projections are as to future events and are not to be viewed as facts, that such Projections are subject to significant uncertainties and contingencies, many of which are beyond your control, that no assurance can be given that any particular Projections will be realized and that actual results during the period or periods covered by any such Projections may differ significantly from the projected results and such differences may be material. You agree that if, at any time prior to the Syndication Date, you become aware that any of the representations and warranties in the preceding sentence would be incorrect in any material respect if the Information and Projections were being furnished, and such representations and warranties were being made, at such time, then you will promptly supplement the Information and the Projections so that such representations and warranties will be correct in all material respects under those circumstances. In arranging and syndicating the Bridge Facility, the Commitment Parties shall be entitled to use and rely on the Information and the Projections without responsibility for independent verification thereof; provided that the accuracy of the representations in this paragraph shall not be a condition to our obligations hereunder or the initial funding of the applicable portion of the Bridge Facility on each applicable Closing Date. The Lead Arranger will have no obligation to conduct any independent evaluation or appraisal of the assets or liabilities of you, the Targets or any other party or to advise or opine on any related solvency issues.
You hereby acknowledge that (a) the Lead Arranger will make available Information and Projections to the proposed syndicate of Lenders by posting such Information and Projections on Debtdomain, IntraLinks, SyndTrak Online or similar electronic means and (b) certain of the Lenders may be “public side” Lenders (i.e., Lenders that wish to receive only information that (i) is publicly available, (ii) is not material with respect to you, the Targets, your or the Targets’ respective subsidiaries or the respective securities of any of the foregoing for purposes of United States federal and state securities laws or (iii) constitutes information of a type that would be publicly available if you, the Targets, or your or the Targets’ respective subsidiaries, were public reporting companies (as reasonably determined by you) (collectively, the “Public Side Information”; any information that is not Public Side Information, “Private Side Information”)) and who may be engaged in investment and other market-related activities with respect to you, the Targets, any of your or the Targets’ respective subsidiaries or the respective securities of any of the foregoing (each, a “Public Sider” and each Lender that is not a Public Sider, a “Private Sider”).
If requested by the Lead Arranger, you will prepare a customary additional version of the Confidential Information Memorandum to be used in connection with the syndication of the Bridge Facility that includes only Public Side Information with respect to you, the Targets, your or their respective subsidiaries or the respective securities of any of the foregoing to be used by Public Siders. It is understood that in connection with your assistance described above, (a) customary authorization letters will be included in any Confidential Information Memorandum that authorize the distribution of the Confidential Information Memorandum to prospective Lenders and contain the representations set forth in the second preceding paragraph (and a representation that the additional version of the Confidential Information Memorandum contains only Public Side Information with respect to you, the Targets, your or the Targets’ respective subsidiaries and the respective securities of any of the foregoing (other than as set forth in the following paragraph), or that none of you, the Targets or your or the Targets’ respective subsidiaries is a reporting company or has any publicly traded debt or equity securities outstanding or outstanding securities issued under an exemption from registration rights under Rule 144A or Regulation S of the Securities Act) and (b) the Confidential Information Memorandum will exculpate you and your subsidiaries and us with respect to any liability related to the use or misuse of the contents of the Confidential Information Memorandum or any related marketing material by the recipients thereof.

You agree to identify that portion of the Information that may be distributed to the Public Siders as “PUBLIC”; provided, however, that you shall not be required to mark any materials “PUBLIC.” You agree that, unless expressly identified as “Public Side Information”, each document to be disseminated by the Lead Arranger (or any other agent) to any Lender in connection with the Bridge Facility will be deemed to contain Private Side Information. You agree that, subject to the confidentiality and other provisions of this Commitment Letter, the Lead Arranger on your behalf may distribute the following documents to all prospective lenders in the form provided to you and to your counsel a reasonable time prior to their distribution, unless you or your counsel advise the Lead Arranger in writing (including by email) within a reasonable time prior to its intended distribution that such material should only be distributed to Private Siders: (a) the Term Sheet, (b) interim and final drafts of the Facility Documentation, (c) administrative materials prepared by the Lead Arranger for prospective Lenders (such as a lender meeting invitation, allocations and funding and closing memoranda) and (d) changes in the terms of the Bridge Facility. If you advise us that any of the foregoing items should be distributed only to Private Siders, then the Lead Arranger will not distribute such materials to Public Siders without your consent.
As consideration for the commitments of the Commitment Parties hereunder and for the agreement of the Lead Arranger to perform the services described herein, you agree to pay (or cause to be paid) the fees set forth in the Term Sheet and in the arranger fee letter among us and you dated the date hereof and delivered herewith with respect to the Bridge Facility (the “Arranger Fee Letter”) and the agency fee letter between you and DBCI dated the date hereof (the “Agency Fee Letter” and, together with the Arranger Fee Letter, the “Fee Letters”), if and to the extent payable. Once paid, such fees shall not be refundable under any circumstances, except as otherwise contemplated by the Fee Letters.
The commitments of the Commitment Parties hereunder to fund the Bridge Facility on each Closing Date and the agreements of the Lead Arranger to perform the services described herein are subject solely to (a) the conditions set forth in the section entitled “Conditions Precedent to Initial Borrowing” in Exhibit B hereto and (b) the conditions set forth in Exhibit C-I, C-II, C-III, C-IV, C-V and C-VI to the Commitment Letter, in each case, with respect to the applicable Tranche(s) of the Bridge Facility, and upon satisfaction (or waiver by the Commitment Parties) of such conditions, the funding of the Bridge Facility shall occur, it being understood that there are no conditions (implied or otherwise) to the commitments hereunder, including compliance with the terms of this Commitment Letter, the Fee Letters or the Facility Documentation, other than those that are expressly stated (x) in the section entitled “Conditions Precedent to Initial Borrowing” in Exhibit B and (y) in Exhibits C-I, C-II, C-III, C-IV, C-V and C-VI, in each case, with respect to the applicable Tranche(s) of the Bridge Facility, to be conditions to the funding under the Bridge Facility on the Initial Closing Date, the CPLV Payoff Date, the Master Lease Amendment Date, the Atlantic City Closing Date, the New Orleans Closing Date and the Laughlin Closing Date, respectively.
Notwithstanding anything to the contrary in this Commitment Letter (including each of the exhibits attached hereto), the Fee Letters, the Facility Documentation or any other letter agreement or other undertaking concerning the financing of the Transactions to the contrary, (i) the only representations and warranties the accuracy of which shall be a condition to the availability of the Bridge Facility on each Closing Date shall be (A) such of the representations and warranties made by ERI or with respect to the applicable Target, its subsidiaries and its businesses in the applicable Acquisition Agreement (in the case of the Atlantic City Closing Date, the New Orleans Closing Date and the Laughlin Closing Date) or by ERI in the Master Transaction Agreement (in the case of the CPLV Payoff Date and the Master Lease Amendment Date), as applicable, as are material to the interests of the Lenders, but only to the extent that you (or one of your affiliates) have the right (taking into account any applicable cure provisions) to terminate your (or its) obligations under such Acquisition Agreement (in the case of the Atlantic City Closing Date, the New Orleans Closing Date and the Laughlin Closing Date) or the Master Transaction Agreement (in the case of the CPLV Payoff Date and the Master Lease Amendment Date), as applicable, or decline to consummate the applicable Acquisition or the applicable ERI Transactions as a result of a breach of such representations and warranties in the Acquisition Agreement or the Master Transaction Agreement, as applicable (to such extent, the “Transaction Agreement Representations”) and (B) the Specified Representations (as defined below) and (ii) the terms of the Facility Documentation shall be in a form such that they do not impair the availability of the Bridge Facility on such Closing Date if the conditions set forth (a) in the section entitled “Conditions Precedent to Initial Borrowing” in Exhibit B hereto and (b) in Exhibit C-I, C-II, C-III, C-IV, C-V and C-VI hereto, in each case, with respect to the applicable Tranche(s) of the Bridge Facility, are satisfied (or waived by the Commitment Parties) (it being understood that, with respect to any Target, to the extent any security interest in the intended collateral with respect to the applicable Acquisition (other than any collateral the security interest in which may be perfected by the filing of a UCC financing statement or intellectual property filings with the USPTO or USCO or the delivery of stock certificates other than stock certificates with respect to equity interests for which prior approval of liens under applicable gaming law is required but has not been obtained) is not perfected on such Closing Date after your use of commercially reasonable efforts to do so, the perfection of such security interest(s) will not constitute a condition precedent to the availability of the Bridge Facility on such Closing Date but such security interest(s) will be required to be perfected within 90 days after such Closing Date as such time period may be extended by the Administrative Agent). For purposes hereof, “Specified Representations” means, with respect to such Closing Date, the representations and warranties made by the Borrower and the Guarantors relating to the corporate or other organizational existence of the Borrower and the Guarantors, power and authority, due authorization, execution, delivery and enforceability, in each case related to the borrowing under, guaranteeing under, granting of security interests in the collateral under, and performance of, the Facility Documentation; the incurrence of the loans under the Bridge Facility not violating the Borrower’s and the Guarantors’ constitutional documents, the indebtedness and liens covenants under the Existing Credit Agreement, the Indenture, dated as of October 6, 2017, as amended or supplemented on or prior to the date hereof, among the Company, VICI FC, Inc., the subsidiary guarantors party thereto and UMB Bank, National Association, as trustee (the “Indenture”) or the documentation for any refinancing of the Existing Credit Agreement or the Indenture prior to such Closing Date; absence of events of default under the Existing Credit Agreement and the Indenture; solvency as of such Closing Date (after giving effect to the applicable Transactions) of the Borrower and its restricted subsidiaries on a consolidated basis (solvency to be defined in a manner consistent with the manner in which solvency is defined in the solvency certificate to be delivered pursuant to paragraph 4 of Exhibit C-II, paragraph 6 of Exhibit C-III and paragraph 5 of each of Exhibits C-IV, C-V and C-VI); the creation, perfection and priority of the security interests granted in the collateral to be perfected on such Closing Date (subject to permitted liens and the foregoing provisions of this paragraph relating to collateral); Federal Reserve margin regulations; the use of proceeds of the Bridge Facility not violating the PATRIOT Act, FCPA, OFAC and other anti-terrorism laws; and the Investment Company Act. Notwithstanding anything to the contrary contained herein, to the extent any of the Specified Representations are qualified or subject to “material adverse effect,” the definition thereof shall be “Material Adverse Effect”, as defined in the Master Transaction Agreement for purposes of any representations and warranties made or to be made on, or as of, each Closing Date. This paragraph, and the provisions herein, shall be referred to as the “Funding Conditions Provisions”.
You agree (a) to indemnify and hold harmless each of the Commitment Parties, their respective affiliates (other than the Excluded Affiliates) and permitted assigns and the respective officers, directors, employees, agents, controlling persons, members and the successors of each of the foregoing (each, an “Indemnified Person”) from and against any and all losses, claims, damages and liabilities of any kind or nature and reasonable and documented out-of-pocket expenses, joint or several, to which any such Indemnified Person may become subject, to the extent arising out of or in connection with any claim, litigation, investigation or proceeding, actual or threatened, relating to this Commitment Letter, the Fee Letters, the Transactions, the Bridge Facility or any related transaction contemplated hereby (any of the foregoing, a “Proceeding”), regardless of whether any such Indemnified Person is a party thereto and whether such Proceeding is brought by you or any other person, and to reimburse each such Indemnified Person promptly following written demand for any reasonable and documented out-of-pocket legal fees and expenses incurred in connection with investigating or defending any of the foregoing by one firm of counsel for all Indemnified Persons, taken as a whole, and, if necessary, by a single firm of special gaming counsel and local counsel in each appropriate jurisdiction for all such Indemnified Persons, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnified Person affected by such conflict notifies you of the existence of such conflict and thereafter, retains its own counsel, by another firm of counsel for such affected Indemnified Person) or other reasonable and documented out-of-pocket fees and expenses incurred in connection with investigating or defending any of the foregoing; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent that they have resulted from (i) the willful misconduct or gross negligence of such Indemnified Person or any of such Indemnified Person’s affiliates or any of its or their respective officers, directors, employees, agents, controlling persons, members or the successors of any of the foregoing (as determined by a court of competent jurisdiction in a final and non-appealable decision), (ii) a material breach of the obligations of such Indemnified Person (or any of such Indemnified Person’s affiliates or any of its or their respective officers, directors, employees, agents, controlling persons, members or the successors of any of the foregoing) under this Commitment Letter, the Fee Letters or the Facility Documentation (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (iii) any Proceeding not arising from any act or omission by you or any of your affiliates that is brought by an Indemnified Person against any other Indemnified Person (other than disputes involving claims against the Lead Arranger or Administrative Agent in their capacity as such), and (b) to reimburse each Commitment Party and each Indemnified Person from time to time, upon presentation of a summary statement, for all reasonable and documented out-of-pocket expenses (including but not limited to expenses of each Commitment Party’s due diligence investigation, consultants’ fees (to the extent any such consultant has been retained with your prior written consent (such consent not to be unreasonably withheld or delayed)), syndication expenses, travel expenses and reasonable fees, disbursements and other charges of counsel to the Lead Arranger identified in the Term Sheet and of a single firm of special gaming counsel and local counsel to the Lead Arranger in each appropriate jurisdiction (other than any allocated costs of in-house counsel) or otherwise retained with your consent (such consent not to be unreasonably withheld or delayed)), in each case incurred in connection with the Bridge Facility and the preparation of this Commitment Letter, the Fee Letters, the Facility Documentation and any security arrangements in connection therewith, whether or not the Transactions are consummated (collectively, the “Expenses”). Your reimbursement and indemnity obligations under this paragraph will be in addition to any liability which you may otherwise have and will be binding upon and inure to the benefit of any Indemnified Person.
Notwithstanding any other provision of this Commitment Letter, (i) no Indemnified Person or any other party hereto shall be liable for any damages arising from the use by others of information or other materials obtained through internet, electronic, telecommunications or other information transmission systems (including IntraLinks or SyndTrak Online), except to the extent that such damages have resulted from the willful misconduct, bad faith, gross negligence or material breach of such Indemnified Person or any of such

Indemnified Person’s affiliates or any of its or their officers, directors, employees, agents, controlling persons, members or the successors of any of the foregoing (as determined by a court of competent jurisdiction in a final and non-appealable decision) and (ii) none of we, you, any subsidiaries of the foregoing or any Indemnified Person shall be liable for any indirect, special, punitive or consequential damages (including, without limitation, any loss of profits, business or anticipated savings), in each case in connection with this Commitment Letter, the Fee Letters, the Transactions (including the Bridge Facility and the use of proceeds thereunder), or with respect to any activities related to the Bridge Facility, including the preparation of this Commitment Letter, the Fee Letters and the Facility Documentation; provided that nothing in this paragraph shall limit your indemnity and reimbursement obligations set forth in the immediately preceding paragraph.
You shall not be liable for any settlement of any Proceeding effected without your written consent (which consent shall not be unreasonably withheld or delayed), but if settled with your written consent or if there is a final and non-appealable judgment by a court of competent jurisdiction for the plaintiff in any such Proceeding, you agree to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages, liabilities and reasonable and documented legal or other out-of-pocket expenses by reason of such settlement or judgment in accordance with and to the extent provided in the other provisions herein.
You shall not, without the prior written consent of any Indemnified Person (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceedings in respect of which indemnity could have been sought hereunder by such Indemnified Person unless such settlement (i) includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person from all liability or claims that are the subject matter of such proceedings and (ii) does not include any statement as to or any admission of fault, culpability, wrongdoing or a failure to act by or on behalf of any Indemnified Person.
Each indemnified person shall, in consultation with you, take all reasonable steps to mitigate any losses, claims, damages and liabilities and shall give (subject to confidentiality or legal restrictions) such information and assistance to you as you may reasonably request in connection with any action, proceeding or investigation in connection with any losses claims, damages and liabilities.
You acknowledge that the Commitment Parties and their affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other persons in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. Neither the Commitment Parties nor any of their affiliates will use confidential information obtained from you or the Targets by virtue of the transactions contemplated by this Commitment Letter or their other relationships with you in connection with the performance by them of services for other persons, and neither the Commitment Parties nor any of their affiliates will furnish any such information to other persons. You also acknowledge that neither the Commitment Parties nor any of their affiliates have any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained by them from other persons.
As you know, each Commitment Party and its respective affiliates is a full service securities firm engaged, either directly or through its affiliates, in various activities, including securities trading, commodities trading, investment management, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, the Commitment

Parties and their respective affiliates may actively engage in commodities trading or trade the debt and equity securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of you, the Targets, any of your or their respective subsidiaries and affiliates and other companies which may be the subject of the arrangements contemplated by this letter for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities. The Commitment Parties and their respective affiliates may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of you, the Targets, any of your or their respective subsidiaries and affiliates or other companies which may be the subject of the arrangements contemplated by this Commitment Letter or engage in commodities trading with any thereof.
The Commitment Parties and their respective affiliates may have economic interests that conflict with those of the Targets and you. You agree that the Commitment Parties will act under this letter as independent contractors and that nothing in this Commitment Letter or the Fee Letters or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Commitment Parties and you and the Targets, your and the Targets’ respective shareholders or your and the Targets’ respective affiliates. You acknowledge and agree that (i) the transactions contemplated by this Commitment Letter and the Fee Letters are arm’s-length commercial transactions between the Commitment Parties, on the one hand, and you and the Targets, on the other hand, (ii) in connection therewith and with the process leading to such transaction each Commitment Party is acting solely as a principal and not as agents or fiduciaries of you, the Targets, your and the Targets’ management, shareholders, creditors or any other person, (iii) the Commitment Parties have not assumed an advisory or fiduciary responsibility or any other obligation in favor of you with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Commitment Parties or any of their respective affiliates have advised or are currently advising you or the Targets on other matters) except the obligations expressly set forth in this Commitment Letter and the Fee Letters and (iv) you have consulted your own legal, tax, accounting and financial advisors to the extent you deem appropriate. You further acknowledge and agree that you are responsible for making your own independent judgment with respect to such transactions and the process leading thereto. Please note that the Commitment Parties and their affiliates have not provided any legal, accounting, regulatory or tax advice. You agree that you will not claim that the Commitment Parties (in their capacity as such) or their applicable affiliates, as the case may be, have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to you or your affiliates, in connection with the transactions contemplated by this Commitment Letter or the process leading thereto.
This Commitment Letter and the commitments hereunder shall not be assignable by you without the prior written consent of the Lead Arranger (and any purported assignment without such consent shall be null and void). This Commitment Letter and the commitments hereunder are intended to be solely for the benefit of the parties hereto (and Indemnified Persons) and are not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and Indemnified Persons to the extent expressly set forth herein). The Initial Lender may assign its commitments and agreements hereunder, in whole or in part, to any of its affiliates, Additional Arrangers or other Lenders; provided that such assignment shall not relieve the Initial Lender of its obligations set forth herein to fund on each Closing Date that portion of the commitments so assigned except to the extent such assignment is to an Additional Arranger and evidenced by customary joinder documentation as provided above. Subject to the limitations otherwise set forth herein, each Commitment Party reserves the right to employ the services of its respective affiliates or branches in providing services contemplated hereby and to allocate, in whole or in part, to their affiliates or branches certain fees payable to such Commitment Party in such manner as such Commitment Party and its respective affiliates or branches may agree in their sole discretion and, to the extent so employed, such affiliates and branches shall be entitled to the benefits and protections afforded to, and subject to the provisions governing the conduct of, such Commitment Party hereunder. This Commitment Letter and the Fee Letters may not be amended or any term or provision hereof waived or modified except by an instrument in writing signed by each of the Commitment Parties and you, and any term or provision hereof or thereof may be amended or waived only by a written agreement executed and delivered by all parties hereto or thereto. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter (including the exhibits hereto) and the Fee Letters (i) are the only agreements that have been entered into among the parties hereto with respect to the Bridge Facility and (ii) supersede all prior understandings, whether written or oral, among us with respect to the Bridge Facility and set forth the entire understanding of the parties hereto with respect thereto.
Each of the parties hereto agrees that (i) this Commitment Letter is a binding and enforceable agreement (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law)) with respect to the subject matter contained herein, including an agreement to negotiate in good faith the Facility Documentation by the parties hereto in a manner consistent with this Commitment Letter, it being acknowledged and agreed that the funding of the Bridge Facility is subject only to the conditions precedent as expressly provided herein and (ii) the Fee Letters are binding and enforceable agreements (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law)) of the parties thereto with respect to the subject matter set forth therein.
THIS COMMITMENT LETTER AND THE FEE LETTERS AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION; provided, however, that it is understood and agreed that (a) the determination of the accuracy of any Transaction Agreement Representations and whether as a result of any inaccuracy thereof you (or your affiliates) have the right (taking into account any applicable cure provisions) to terminate your (or your affiliates’) obligations under the applicable Acquisition Agreement or the Master Transaction Agreement or decline to consummate the applicable Acquisition or the applicable ERI Transactions, (b) the interpretation of “Material Adverse Effect” (as defined in the Master Transaction Agreement) and (c) the determination of whether any Acquisition or any of the ERI Transaction has been consummated in accordance with the terms of the applicable Acquisition Agreement or the Master Transaction Agreement, as applicable, in each case shall be governed by, and construed in accordance with, the governing laws under the applicable Acquisition Agreement or the Master Transaction Agreement, as applicable, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER.
Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Commitment Letter, the Fee Letters, the Transactions or the transactions contemplated hereby, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter, the Fee Letters, the Transactions or the transactions contemplated hereby in any such New York State court or in any such Federal court and (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each of the parties hereto agrees to commence any such action, suit, proceeding or claim either in the United States District Court for the Southern District of New York or in the Supreme Court of the State of New York, New York County, located in the Borough of Manhattan.
This Commitment Letter is delivered to you on the understanding that none of the Fee Letters and their terms or substance or this Commitment Letter and its terms or substance or the activities of any Commitment Party pursuant hereto or to the Fee Letters shall be disclosed, directly or indirectly, to any other person or entity (including other lenders, underwriters, placement agents, advisors or any similar persons) except (a) to your equity holders, and to your and any of such equity holders’ subsidiaries and affiliates and your and their respective officers, directors, employees, agents, attorneys, accountants, advisors and controlling persons, (b) if the Commitment Parties consent to such proposed disclosure (such consent not to be unreasonably withheld or delayed), (c) pursuant to the order of any court or administrative agency in any pending legal or administrative proceeding, or otherwise as required by applicable law, rule or regulation or compulsory legal process or to the extent requested or required by governmental and/or regulatory authorities (in which case, you agree, to the extent practicable and not prohibited by applicable law, rule or regulation, to inform us promptly thereof) or (d) to the extent any such information becomes publicly available other than by reason of disclosure by you, your subsidiaries or your representatives in violation of this Commitment Letter; provided that (i) you may disclose this Commitment Letter (but not the Fee Letters) and the contents hereof to ERI and its officers, directors, employees, agents, attorneys, accountants, advisors and controlling persons, on a confidential and need-to-know basis, (ii) you may disclose the Commitment Letter and its contents in any syndication or other marketing materials in connection with the Bridge Facility (including any Confidential Information Memorandum and other customary marketing materials) or in connection with any public or regulatory filing requirement relating to the Transactions, (iii) you may disclose the Term Sheet and the other exhibits and annexes to the Commitment Letter and the contents thereof, to potential Lenders and their affiliates involved in the related commitments and to equity investors, (iv) you may disclose the aggregate fees contained in the Fee Letters as part of Projections, pro forma information or a generic disclosure of aggregate sources and uses related to fee amounts related to the Transactions to the extent customary or required in offering and marketing materials for the Bridge Facility or in any public or regulatory filing requirement relating to the Transactions, (v) to the extent the amounts of fees and other economic terms set forth therein have been redacted in a customary manner, you may disclose the Fee Letters and the contents thereof to ERI and its officers, directors, employees, agents, attorneys, accountants, advisors and controlling persons, on a confidential and need-to-know basis, (vi) you may disclose this Commitment Letter (but not the Fee Letters) in any tender offer or proxy relating to the Transactions, and (vii) you may disclose the Commitment Letter and Fee Letters in connection with enforcing your rights thereunder or hereunder. You agree that you will permit us to review and approve (such approval not to be unreasonably withheld, delayed or conditioned) any reference to us or any of our affiliates in connection with the Bridge Facility or the transactions contemplated hereby contained in any press release or similar written public disclosure prior to public release. The confidentiality provisions set forth in this paragraph shall survive the termination of this Commitment Letter and expire and shall be of no further effect upon the earlier of (i) execution of the Facility Documentation and (ii) the second anniversary of the date hereof.
Each Commitment Party and its affiliates will use all non-public information provided to any of them or such affiliates by or on behalf of you hereunder or in connection with the Transactions solely for the purpose of providing the services which are the subject of this Commitment Letter and negotiating, evaluating and consummating the transactions contemplated hereby and shall treat confidentially all such information and shall not publish, disclose or otherwise divulge such information; provided that nothing herein shall prevent such Commitment Party from disclosing any such information (a) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, rule or regulation or compulsory legal process (in which case such Commitment Party agrees (except with respect to any audit or examination conducted by bank accountants or any governmental or bank regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, rule or regulation, to inform you promptly thereof prior to disclosure), (b) upon the request or demand of any regulatory authority having jurisdiction over or any self-regulatory body having oversight over such Commitment Party or any of its affiliates (in which case such Commitment Party agrees (except with respect to any audit or examination conducted by bank accountants or any governmental or bank regulatory authority exercising examination or regulatory authority) to the extent practicable and not prohibited by applicable law, rule or regulation, to inform you promptly thereof prior to disclosure), (c) to the extent that such information becomes publicly available other than by reason of improper disclosure by such Commitment Party or any of its affiliates or any related parties thereto in violation of any confidentiality obligations owing to you, the Targets or any of your or their respective subsidiaries or affiliates or related parties (including those set forth in this paragraph), (d) to the extent that such information is received by such Commitment Party from a third party that is not, to such Commitment Party’s knowledge, subject to confidentiality obligations owing to you, the Targets or any of your or the Targets’ respective subsidiaries or affiliates or related parties, (e) to the extent that such information was already in our possession prior to any duty or other undertaking of confidentiality or is independently developed by the Commitment Parties without the use of such information, (f) to other Commitment Parties and such Commitment Party’s affiliates and to its and their respective officers, directors, partners, employees, legal counsel, independent auditors and other experts or agents who need to know such information in connection with the Transactions and who are informed of the confidential nature of such information and who are subject to customary confidentiality obligations of professional practice or who agree to be bound by the terms of this paragraph (or language substantially similar to this paragraph) (with each such Commitment Party, to the extent within its control, responsible for such person’s compliance with this paragraph), (g) to potential or prospective Lenders, hedge providers, participants or assignees, in each case who agree (pursuant to customary syndication practice) to be bound by the terms of this paragraph (or language substantially similar to this paragraph); provided that (i) the disclosure of any such information to any Lenders, hedge providers or prospective Lenders, hedge providers or participants or prospective participants referred to above shall be made subject to the acknowledgment and acceptance by such Lender, hedge provider or prospective Lender or participant or prospective participant that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to you and each Commitment Party, including, without limitation, as agreed in any Confidential Information Memorandum or other marketing materials) in accordance with the standard syndication processes of such Commitment Party or customary market standards for dissemination of such type of information, which shall in any event require “click through” or other affirmative actions on the part of recipient to access such information and (ii) no such disclosure shall be made by such Commitment Party to any person that is at such time a Disqualified Lender, (h) for purposes of establishing a “due diligence” defense or (i) to rating agencies; provided that, no such disclosure shall be made to any affiliates that are engaged as principals primarily in private equity, mezzanine financing or venture capital (a “Private Equity Affiliate”) or are engaged in the sale of the Targets, including through the provision of advisory services (a “Sell Side Affiliate” and, together with the Private Equity Affiliates, the “Excluded Affiliates”) other than senior employees who are required, in accordance with industry regulations or the Commitment Parties’ internal policies and procedures, to act in a supervisory capacity and the Commitment Parties’ internal legal, compliance, risk management, credit or investment committee members. In the event that the Bridge Facility is funded, the Commitment Parties’ and their respective affiliates’, if any, obligations under this paragraph, shall terminate automatically and be superseded by the confidentiality provisions in the Facility Documentation upon the initial funding thereunder to the extent that such provisions are binding on such Commitment Parties. Otherwise, the confidentiality provisions set forth in this paragraph shall survive the termination of this Commitment Letter and expire and shall be of no further effect after the second anniversary of the date hereof.
The survival, syndication, reimbursement, compensation (if applicable in accordance with the terms hereof and the Fee Letters), indemnification, jurisdiction, venue, governing law, absence of fiduciary relationship and waiver of jury trial provisions contained herein and in the Fee Letters shall remain in full force and effect regardless of whether Facility Documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the Commitment Parties’ commitments hereunder; provided that your obligations under this Commitment Letter, other than those relating to the syndication of the Bridge Facility, shall automatically terminate and be superseded by the corresponding provisions of the Facility Documentation upon the initial funding thereunder, and you shall be automatically released from all liability in connection therewith at such time.
We hereby notify you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”) and the requirements of 31 C.F.R. §1010.230 (the “Beneficial Ownership Regulation”), each Lender is required to obtain, verify and record information that identifies the Borrower and the Guarantors, which information includes the name, address, tax identification number and other information regarding the Borrower and the Guarantors that will allow such Lender to identify the Borrower and the Guarantors in accordance with the PATRIOT Act and the Beneficial Ownership Regulation. This notice is given in accordance with the requirements of the PATRIOT Act and the Beneficial Ownership Regulation is effective as to each Commitment Party and each other Lender.
If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms of the Commitment Letter and the Fee Letters by returning to us executed counterparts of the Commitment Letter and of the Fee Letters not later than 5:00 p.m., New York City time, on June 24, 2019. This offer will automatically expire at such time if we have not received executed counterparts in accordance with the preceding sentence. Upon execution and delivery of this Commitment Letter and the Fee Letters by all of the parties hereto and thereto, this Commitment Letter and the commitments and undertakings of each of the

Commitment Parties shall remain effective and available for you until the earliest to occur, of (i) with respect to each Tranche of the Bridge Facility. the termination of the Master Transaction Agreement by you (or your affiliates) or with your (or your affiliates’) written consent or otherwise in accordance with its terms (other than with respect to provisions therein that expressly survive valid termination), prior to closing of the ERI Transactions, (ii) with respect to each applicable Tranche of the Bridge Facility. the termination of the applicable Acquisition Agreement by you (or your affiliates) or with your (or your affiliates’) written consent or otherwise in accordance with its terms (other than with respect to provisions therein that expressly survive valid termination), prior to closing of the applicable Acquisition, (iii) with respect to each applicable Tranche of the Bridge Facility. the consummation of the applicable Acquisition or the applicable ERI Transactions with or without the funding of such Tranche of the Bridge Facility and (iv) (A) 11:59 p.m., New York City time, on the End Date (as defined in the Master Transaction Agreement as in effect on the date hereof) or (B) in the case of Tranche B3, Tranche B4 and Tranche B5 of each of the Senior Bridge Facility and the Junior Bridge Facility, the earliest to occur of 11:59 p.m., New York City Time, on (x) the End Date (as defined in the Master Transaction Agreement as in effect on the date hereof), (y) December 24, 2020 and (z) the Outside Date (as defined in the applicable Acquisition Agreement). Upon the occurrence of any of the events referred to in the preceding sentence, the applicable commitments of the Commitment Parties hereunder shall automatically terminate unless each of the Commitment Parties shall, in its sole discretion, agree to an extension. Upon the termination of all the commitments of the Commitment Parties hereunder, this Commitment Letter and the agreement of the Commitment Parties to provide the services described herein shall automatically terminate.
[Remainder of this page intentionally left blank]

The Commitment Parties are pleased to have been given the opportunity to assist you in connection with the financing for the Acquisitions and the ERI Transactions.
Very truly yours,
DEUTSCHE BANK SECURITIES INC.

By:    /s/ Nicolas Hayes
Name:    Nicolas Hayes
Title:     Managing Director

By:    /s/ Ian Dorrington
Name:    Ian Dorrington
Title:     Managing Director

DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH

By:    /s/ Nicolas Hayes
Name:    Nicolas Hayes
Title:     Managing Director

By:    /s/ Ian Dorrington
Name:    Ian Dorrington
Title:     Managing Director

[Signature Page to Olympus Commitment Letter]

Accepted and agreed to as of
the date first above written:
VICI PROPERTIES 1 LLC
By:    /s/ David A. Kieske______________
Name: David A. Kieske
Title: Treasurer

[Signature Page to Olympus Commitment Letter]

EXHIBIT A

Project Olympus
Transaction Description
Capitalized terms used but not defined in this Exhibit A shall have the meanings set forth in the other Exhibits to the Commitment Letter to which this Exhibit A is attached (the “Commitment Letter”) or in the Commitment Letter.
The Company intends to, directly or indirectly through its wholly owned subsidiaries, (i) consummate the acquisitions of (x) that certain real estate property commonly known as Harrah’s Atlantic City (or the Replacement Property (as defined in the Master Transaction Agreement as in effect on the date hereof) with respect to Harrah’s Atlantic City designated pursuant to Section 2.4 of the Master Transaction Agreement as in effect on the date hereof (the “AC Replacement”)) (the “Atlantic City Acquisition” and the closing date of the Atlantic City Acquisition, the “Atlantic City Closing Date”) pursuant to a purchase and sale agreement to be entered into after the date hereof in accordance with the terms of the Master Transaction Agreement (the “Atlantic City Acquisition Agreement”), (y) that certain real estate property commonly known as Harrah’s New Orleans (or the Replacement Property (as defined in the Master Transaction Agreement as in effect on the date hereof) with respect to Harrah’s New Orleans designated pursuant to Section 2.4 of the Master Transaction Agreement as in effect on the date hereof (the “NOLA Replacement”)) (the “New Orleans Acquisition” and the closing date of the New Orleans Acquisition, the “New Orleans Closing Date”) pursuant to a purchase and sale agreement to be entered into after the date hereof in accordance with the terms of the Master Transaction Agreement (the “New Orleans Acquisition Agreement”) and (z) that certain real estate property commonly known as Harrah’s Laughlin (or the Replacement Property (as defined in the Master Transaction Agreement as in effect on the date hereof) with respect to Harrah’s Laughlin designated pursuant to Section 2.4 of the Master Transaction Agreement as in effect on the date hereof (the “Laughlin Replacement”)) (the “Laughlin Acquisition” and, together with the Atlantic City Acquisition and the New Orleans Acquisition, the “Acquisitions” and each, an “Acquisition”, the closing date of the Laughlin Acquisition, the “Laughlin Closing Date”) pursuant to a purchase and sale agreement to be entered into after the date hereof in accordance with the terms of the Master Transaction Agreement (the “Laughlin Acquisition Agreement” and, together with the Atlantic City Acquisition Agreement and the New Orleans Acquisition Agreement, the “Acquisition Agreements” and each , an “Acquisition Agreement”), (ii) either (x) obtain an amendment to the CMBS Loan Agreement providing for the Lender Consent (as defined in the Master Transaction Agreement as in effect on the date hereof) (the “CMBS Amendment”) or (y) repay in full and terminate $1,550 million of asset-level real estate mortgage financing of Caesars Palace Las Vegas under the CMBS Loan Agreement (the “CPLV Payoff” and, the date of the CPLV Payoff, the “CPLV Payoff Date”), and (iii) amend (x) the Lease (CPLV), dated as of October 6, 2017, among Desert Palace LLC, Caesars Entertainment Operating Company, Inc. (“CEOC”), CEOC, LLC and CPLV Property Owner LLC and (y) the Lease (Non-CPLV), dated as of October 6, 2017 among CEOC, the subsidiaries of CEOC listed therein, and the subsidiaries of the Company listed therein and (z) the Amended and Restated Lease, dated as of December 22, 2017, by and between Claudine Propco LLC, as landlord, and Harrah’s Las Vegas, LLC, as tenant (the “Master Lease Amendments” and the date of the Master Lease Amendments, the “Master Lease Amendment Date”), in each case, in connection with the merger of a wholly owned subsidiary of ERI with and into Caesars Entertainment Corporation. The “Initial Closing Date” means the earliest to occur of the CPLV Payoff Date, the Master Lease Amendment Date, the Atlantic City Closing Date, the New Orleans Closing Date and the Laughlin Closing Date. The CPLV Payoff Date, the Master Lease Amendment Date, the Atlantic City Closing Date, the New Orleans Closing Date and the Laughlin Closing Date are referred to collectively as “Closing

[Transaction Description]

EXHIBIT A

Dates”. The “ERI Closing Date” means the Closing Date (as defined in the Master Transaction Agreement as in effect on the date hereof).
In connection with the foregoing, it is intended that:

a)
(i)(1)(x) The Borrower will issue and sell senior unsecured notes (the “Senior Notes”) and/or (y) the Parent will issue and sell equity securities (including, but not limited to, common equity, preferred equity, securities convertible or exchangeable into or exercisable for equity securities, other equity-linked securities or hybrid debt-equity securities or similar instruments or transactions) (the “Equity Securities”), in each case, providing for gross proceeds of up to $4,763.125 million on or prior to the latest Closing Date pursuant to a registered public offering or a Rule 144A and/or Regulation S offering or other private placement, and/or (2) the Borrower will obtain term loans under a syndicated term loan facility, which may be in the form of an incremental term loan under the Existing Credit Agreement, of up to $4,763.125 million on or prior to the latest Closing Date (the “Term Loan Facility”); or

(ii) (A) to the extent that all or a portion of such offering of the Senior Notes, the Equity Securities and/or the Term Loan Facility providing up to $1,550 million of gross proceeds has not been entered into on or prior to the CPLV Payoff Date, unless the CMBS Amendment is obtained, the Borrower will obtain up to $1,550 million of first lien secured bridge term loans (the “Senior Bridge Loans”) in the aggregate under a tranche of senior secured bridge credit facility (the “Senior Bridge Facility”) to finance the CPLV Payoff (in each case, less the amount of any net cash proceeds from the issuance of Senior Notes, the Equity Securities and/or the Term Loan Facility consummated on or prior to the CPLV Payoff Date that are held in escrow subject to customary escrow arrangements reasonably satisfactory to the Lead Arranger and applied to reduce the applicable Bridge Loans),
(B) to the extent that all or a portion of such offering of the Senior Notes, the Equity Securities and/or the Term Loan Facility providing up to $1,403.625 million of gross proceeds has not been entered into on or prior to the Master Lease Amendment Date, the Borrower will obtain (x) up to $872.625 million of the Senior Bridge Loans in the aggregate under a tranche of the Senior Bridge Facility and (y) up to $531 million of second lien secured bridge term loans (the “Junior Bridge Loans” and, together with the Senior Bridge Loans, the “Bridge Loans”) in the aggregate under a tranche of senior secured bridge credit facility (the “Junior Bridge Facility” and, together with the Senior Bridge Facility, the “Bridge Facility”) to finance the Master Lease Amendments (in each case, less the amount of any net cash proceeds from the issuance of Senior Notes, the Equity Securities and/or the Term Loan Facility consummated on or prior to the Master Lease Amendment Date that are held in escrow subject to customary escrow arrangements reasonably satisfactory to the Lead Arranger and applied to reduce the applicable Bridge Loans),
(C) to the extent that all or a portion of such offering of the Senior Notes, the Equity Securities and/or the Term Loan Facility providing up to $599.25 million of gross proceeds has not been entered into on or prior to the Atlantic City Closing Date, the Borrower will obtain (x) up to $278 million of the Senior Bridge Loans in the aggregate under a tranche of the Senior Bridge Facility and (y) up to $321.25 million of the Junior Bridge Loans in the aggregate under a tranche of the Junior Bridge Facility to finance the Atlantic City Acquisition (in each case, less the amount of any net cash proceeds from the issuance of Senior Notes, the Equity Securities and/or the Term Loan Facility consummated

[Transaction Description]

EXHIBIT A

on or prior to the Atlantic City Closing Date that are held in escrow subject to customary escrow arrangements reasonably satisfactory to the Lead Arranger and applied to reduce the applicable Bridge Loans),
(D) to the extent that all or a portion of such offering of the Senior Notes, the Equity Securities and/or the Term Loan Facility providing up to $775.5 million of gross proceeds has not been entered into on or prior to the New Orleans Closing Date, the Borrower will obtain (x) up to $360 million of the Senior Bridge Loans in the aggregate under a tranche of the Senior Bridge Facility and (y) up to $415.5 million of the Junior Bridge Loans in the aggregate under a tranche of the Junior Bridge Facility to finance the New Orleans Acquisition (in each case, less the amount of any net cash proceeds from the issuance of Senior Notes, the Equity Securities and/or the Term Loan Facility consummated on or prior to the New Orleans Closing Date that are held in escrow subject to customary escrow arrangements reasonably satisfactory to the Lead Arranger and applied to reduce the applicable Bridge Loans) and
(E) to the extent that all or a portion of such offering of the Senior Notes, the Equity Securities and/or the Term Loan Facility providing up to $434.75 million of gross proceeds has not been entered into on or prior to the Laughlin Closing Date, the Borrower will obtain (x) up to $201.75 million of the Senior Bridge Loans in the aggregate under a tranche of the Senior Bridge Facility and (y) up to $233 million of the Junior Bridge Loans in the aggregate under a tranche of the Junior Bridge Facility to finance the Laughlin Acquisition (in each case, less the amount of any net cash proceeds from the issuance of Senior Notes, the Equity Securities and/or the Term Loan Facility consummated on or prior to the Laughlin Closing Date that are held in escrow subject to customary escrow arrangements reasonably satisfactory to the Lead Arranger and applied to reduce the applicable Bridge Loans).

a)
The proceeds from the Senior Notes, the Equity Securities, the Term Loan Facility and/or Bridge Facility shall only be used to (i) consummate the Acquisitions (the “Acquisition Consideration”), (ii) to pay off the loans and other obligations under that certain First Amended Loan Agreement, dated as of December 26, 2018, by and among CPLV Property Owner LLC, as borrower, Wilmington Trust, National Association, as trustee for the benefit of holders of Caesars Palace Las Vegas Trust 2017-VICI, Commercial Mortgage Pass-Through Certificates, Series 2017-VICI, as lender (as amended from time to time prior to the date hereof, the “CMBS Loan Agreement”), unless the CMBS Amendment is obtained, (iii) to make payments in connection with the Master Lease Amendments, and (iv) pay fees, premiums and expenses incurred in connection with the Acquisition and the Transactions (such fees, premiums and expenses, the “Transaction Costs”, and together with the Acquisition Consideration, the “Acquisition Funds”).

The transactions described above and the payment of related fees and expenses are collectively referred to herein as the “Transactions”.

[Transaction Description]

EXHIBIT B

Project Olympus
$4,763.125 million Bridge Facility
Summary of Principal Terms and Conditions
All capitalized terms used but not defined herein shall have the meanings given to them in the
Commitment Letter to which this term sheet is attached, including Exhibit A thereto.

Borrower:	The Company (the “Borrower”).
Transactions:	As set forth in Exhibit A to the Commitment Letter.
Administrative Agent:
Deutsche Bank AG Cayman Islands Branch will act as sole and exclusive administrative agent and collateral agent (in such capacity, the “Administrative Agent”) in respect of the Senior Bridge Facility and the Junior Bridge Facility for a syndicate of banks, financial institutions and other institutional lenders reasonably acceptable to the Borrower and excluding any Disqualified Lenders (together with the Commitment Parties, the “Lenders”), and will perform the duties customarily associated with such roles.

Lead Arranger and Bookrunner:	Deutsche Bank Securities Inc. will act as sole lead arranger and sole bookrunner (in such capacity, the “Lead Arranger”) and will perform the duties customarily associated with such roles.

[Term Sheet]

Bridge Facility:
A 364-day first lien secured bridge credit facility in an aggregate principal amount of up to $3,262.375 million (the “Senior Bridge Facility”), available in up to four tranches, and a 364-day second lien secured bridge credit facility in an aggregate principal amount of up to $1,500.75 million (the “Junior Bridge Facility” and, together with the Senior Bridge Facility, each, a “Bridge Facility”), available in up to five tranches, in each case subject to reduction as set forth herein:

(i) Tranche B1 of the Senior Bridge Facility shall be in an aggregate principal amount of $1,550 million of Senior Bridge Loans, and shall be available to the Borrower on the CPLV Payoff Date and shall be available to be drawn in U.S. Dollars;

(ii) Tranche B2 of the Senior Bridge Facility shall be in an aggregate principal amount of $872.625 million of Senior Bridge Loans and Tranche B2 of the Junior Bridge Facility shall be in an aggregate principal amount of $531 million of Junior Bridge Loans, and in each case shall be available to the Borrower on the Master Lease Amendment Date and shall be available to be drawn in U.S. Dollars;

(iii) Tranche B3 of the Senior Bridge Facility shall be in an aggregate principal amount of $278 million of Senior Bridge Loans and Tranche B3 of the Junior Bridge Facility shall be in an aggregate principal amount of $321.25 million of Junior Bridge Loans, and in each case shall be available to the Borrower on the Atlantic City Closing Date and shall be available to be drawn in U.S. Dollars;

(iv) Tranche B4 of the Senior Bridge Facility shall be in an aggregate principal amount of $360 million of Senior Bridge Loans and Tranche B4 of the Junior Bridge Facility shall be in an aggregate principal amount of $415.5 million of Junior Bridge Loans, and in each case shall be available to the Borrower on the New Orleans Closing Date and shall be available to be drawn in U.S. Dollars; and

(v) Tranche B5 of the Senior Bridge Facility shall be in an aggregate principal amount of $201.75 million of Senior Bridge Loans and Tranche B5 of the Junior Bridge Facility shall be in an aggregate principal amount of $233 million of Junior Bridge Loans, and in each case shall be available to the Borrower on the Laughlin Closing Date and shall be available to be drawn in U.S. Dollars.

Tranche B1, Tranche B2, Tranche B3, Tranche B4 and Tranche B5 of the Senior Bridge Facility and Tranche B2, Tranche B3, Tranche B4 and Tranche B5 of the Junior Bridge Facility shall each be referred to as a “Tranche.”

[Term Sheet]

Purpose/Use of Proceeds:
The proceeds of borrowings under Tranche B1 of the Senior Bridge Facility shall only be used by the Borrower on the CPLV Payoff Date to effect the CPLV Payoff. The proceeds of borrowings under Tranche B2 of each Bridge Facility shall only be used by the Borrower on the Master Lease Amendment Date to make payments in connection with the Master Lease Amendments. The proceeds of borrowings under Tranche B3 of each Bridge Facility shall only be used by the Borrower on the Atlantic City Closing Date to provide Acquisition Funds for the Atlantic City Acquisition. The proceeds of borrowings under Tranche B4 of each Bridge Facility shall only be used by the Borrower on the New Orleans Closing Date to provide Acquisition Funds for the New Orleans Acquisition. The proceeds of borrowings under Tranche B5 of each Bridge Facility shall only be used by the Borrower on the Laughlin Closing Date to provide Acquisition Funds for the Laughlin Acquisition.

Availability:
Tranche B1 of the Senior Bridge Facility will be available only in a single drawing of up to the full amount of Tranche B1 of the Senior Bridge Facility on the CPLV Payoff Date to be used by the Borrower as described in “Purpose/Use of Proceeds” above. If less than the full amount of Tranche B1 of the Senior Bridge Facility is borrowed on the CPLV Payoff Date, any remaining commitments in respect thereof shall be automatically terminated on such date.

Tranche B2 of each Bridge Facility will be available only in a single drawing of up to the full amount of Tranche B2 of such Bridge Facility on the Master Lease Amendment Date to be used by the Borrower as described in “Purpose/Use of Proceeds” above. If less than the full amount of Tranche B2 of any Bridge Facility is borrowed on the Master Lease Amendment Date, any remaining commitments in respect thereof shall be automatically terminated on such date.

Tranche B3 of each Bridge Facility will be available only in a single drawing of up to the full amount of Tranche B3 of such Bridge Facility on the Atlantic City Closing Date to be used by the Borrower as described in “Purpose/Use of Proceeds” above. If less than the full amount of Tranche B3 of any Bridge Facility is borrowed on the Atlantic City Closing Date, any remaining commitments in respect thereof shall be automatically terminated on such date.

Tranche B4 of each Bridge Facility will be available only in a single drawing of up to the full amount of Tranche B4 of such Bridge Facility on the New Orleans Closing Date to be used by the Borrower as described in “Purpose/Use of Proceeds” above. If less than the full amount of Tranche B4 of any Bridge Facility is borrowed on the New Orleans Closing Date, any remaining commitments in respect thereof shall be automatically terminated on such date.

Tranche B5 of each Bridge Facility will be available only in a single drawing of up to the full amount of Tranche B5 of such Bridge Facility on the Laughlin Closing Date to be used by the Borrower as described in “Purpose/Use of Proceeds” above. If less than the full amount of Tranche B5 of any Bridge Facility is borrowed on the Laughlin Closing Date, any remaining commitments in respect thereof shall be automatically terminated on such date

Amounts borrowed under any Tranche of the Bridge Facility that are repaid or prepaid may not be reborrowed.

Interest Rates and Fees:	As set forth on Annex I to this Exhibit B.

[Term Sheet]

Final Maturity and Amortization:
Tranche B1 of the Senior Bridge Facility will mature on the date that is 364 days after the CPLV Payoff Date. Tranche B2 of each Bridge Facility will mature on the date that is 364 days after the Master Lease Amendment Date. Tranche B3 of each Bridge Facility will mature on the date that is 364 days after the Atlantic City Closing Date. Tranche B4 of each Bridge Facility will mature on the date that is 364 days after the New Orleans Closing Date. Tranche B5 of each Bridge Facility will mature on the date that is 364 days after the Laughlin Closing Date. None of the Tranches of the Bridge Facility will be subject to scheduled amortization prior to the final maturity thereof.

Guarantees:
The Borrower’s material, domestic wholly-owned subsidiaries, other than, if the CMBS Amendment is obtained and the CMBS Loan Agreement is not refinanced, CPLV Property Owner LLC (“CPLV”) and CPLV’s direct and indirect special purpose parent entities (the “Guarantees”; with each person giving a Guarantee a “Guarantor”). For the avoidance of doubt, if the CMBS Amendment is not obtained and the CMBS Loan Agreement is refinanced, CPLV and CPLV’s direct and indirect special purpose parent entities shall be Guarantors.

Security:
The Senior Bridge Facility will be secured by a first-priority perfected lien on substantially all of the existing and future property and assets of the Borrower and the subsidiary guarantors, including a pledge of the capital stock of the wholly owned domestic subsidiaries held by the Borrower and the subsidiary guarantors and 65% of the capital stock of the first-tier foreign subsidiaries held by the Borrower and the subsidiary guarantors and mortgages on real properties, in each case subject to exceptions consistent with the Existing Credit Agreement.

The Junior Bridge Facility will be secured by a second-priority perfected lien on the same collateral that secures the Senior Bridge Facility.

Any existing mortgages, collateral documents or intercreditor agreements shall be modified, as applicable, to reflect the aggregate size of the bridge commitment.

[Term Sheet]

Mandatory Prepayments and Commitment Reductions:
The aggregate commitments in respect of each Tranche shall be automatically and permanently terminated as set forth in the last paragraph in the Commitment Letter. If the CMBS Amendment is obtained on or prior to the ERI Closing Date, the aggregate commitments in respect of Tranche B1 of the Senior Bridge Facility shall be automatically and permanently terminated in full. On or prior to the Initial Closing Date, the aggregate commitments in respect of each Tranche shall be automatically and permanently reduced on a pro rata basis with the amounts described in clauses (a) through (c) below (in the case of clause (c), to the extent funded) to the extent such amounts are placed on or about the funding date of such amounts in escrow subject to customary escrow arrangements reasonably satisfactory to the Lead Arranger. After the Initial Closing Date, the amounts described in clauses (a) through (c) below (in the case of clause (c), to the extent funded) shall be used (i) first, to prepay the loans that have been funded in respect of the Junior Bridge Facility, at par plus accrued and unpaid interest, on a pro rata basis among the Tranches, (ii) second, to prepay the loans that have been funded in respect of the Senior Bridge Facility, at par plus accrued and unpaid interest, on a pro rata basis among the Tranches, and (iii) third, to the extent such amounts are placed on or about the funding date of such amounts in escrow subject to customary escrow arrangements reasonably satisfactory to the Lead Arranger, to reduce permanently any outstanding commitments in respect of the Bridge Facility on a pro rata basis among the Tranches. The amounts described in clause (c) below, to the extent committed but not funded, shall be used to reduce permanently any outstanding commitments in respect of the Bridge Facility on a pro rata basis among the Tranches (provided that such Term Loan Facility requires such amounts to be placed in escrow on or about the funding date of such amounts subject to customary escrow arrangements).

(a) 100% of the net cash proceeds from (i) any debt issuance or borrowing by the Parent, the Borrower or any of their subsidiaries or (ii) any equity issuance by the Parent (other than issuances of common stock of the Parent), other than, in each case, (A) amounts borrowed under the revolving commitment of the Existing Credit Agreement up to the existing commitments as of the date hereof and (B) so long as after giving effect to such issuance or borrowing (other than any equity issuance) (x) the pro forma First Lien Leverage Ratio (as defined in the Indenture) is no greater than 5.41:1.00 and (y) the pro forma Total Leverage Ratio (as defined in the Indenture) is no greater than 5.75:1.00, indebtedness incurred in the ordinary course of business for working capital purposes and capital expenditure purposes, debt or equity securities issued solely to fund the acquisitions of that certain real estate property commonly known as JACK Cincinnati Casino and the casino previously identified to us by you as Gordie and other exceptions to be agreed;

(b) 100% of the net cash proceeds, whether in cash or cash equivalents, of any non-ordinary course asset sale or other disposition (including as a result of casualty or condemnation) by the Borrower or any of its subsidiaries ((i) in the case of any such asset sale or other disposition for which the net cash proceeds do not exceed $20,000,000, to the extent not reinvested or (ii) in the case of any such asset sale or other disposition, to the extent not required to be applied to prepay the loans under the Existing Credit Agreement), subject to thresholds and exceptions to be agreed; and

[Term Sheet]

(c) 100% of the committed principal amount (less original issue discount, if any) of any Term Loan Facility that is subject to conditions to funding that are, in the good faith written determination of the Borrower, no less favorable to the Borrower than the applicable conditions to the funding of the Bridge Facility, other than, so long as after giving effect to such borrowing (x) the pro forma First Lien Leverage Ratio (as defined in the Indenture) is no greater than 5.41:1.00 and (y) the pro forma Total Leverage Ratio (as defined in the Indenture) is no greater than 5.75:1.00, any such term loan facility borrowed solely to fund the acquisitions of that certain real estate property commonly known as JACK Cincinnati Casino and the casino previously identified to us by you as Gordie;

provided that the amounts described in clauses (a) and (b) above shall be so applied to prepay the Junior Bridge Facility only to the extent not prohibited by the Existing Credit Agreement and the Indenture. If any amount is prohibited from being applied to prepay the Junior Bridge Facility, then such amount will be applied to prepay the Senior Bridge Facility on a pro rata basis among the Tranches.

The Borrower shall not and shall cause its subsidiaries to not engage in any transaction or issuance described in clauses (a) through (c) above that would result in a reduction of the Bridge Facility if the proceeds of such transaction or issuance were placed in escrow or required to be placed in escrow, in each case, without placing such amounts in escrow or requiring such amounts to be placed in escrow so as to result in a reduction of the Bridge Facility.

Voluntary Prepayments and Commitment Reductions:
Voluntary prepayment of the Bridge Facility shall be permitted at any time, without premium or penalty, subject to reimbursement of Lenders’ redeployment costs actually incurred in the case of a prepayment of adjusted LIBOR borrowings other than on the last day of the applicable interest period. The unutilized portion of the commitments under the Bridge Facility may be irrevocably reduced or terminated by the Borrower in whole or in part at any time without penalty by written notice to the Lead Arranger.

First Lien Documentation:
The definitive documentation for the Senior Bridge Facility (the “First Lien Facility Documentation”) will be in the form of a senior secured credit agreement based on that certain amended and restated credit agreement, dated as of May 15, 2019 (as amended from time to time prior to the date hereof, the “Existing Credit Agreement”), by and among Company, as borrower, Goldman Sachs Bank USA, as Administrative Agent and the other financial institutions from time to time party thereto, with modifications as are necessary to reflect the terms specifically set forth in this Exhibit B and the nature of the Senior Bridge Facility as a bridge facility, and related security documentation, a joinder to that certain Intercreditor Agreement, dated as of October 6, 2017, among each landlord referred to therein, Goldman Sachs Bank USA, the tenants referred to therein, Wilmington Trust National Association and UMB, National Association, and the other parties party thereto from time to time, as amended and supplemented up to the date hereof (the “Intercreditor Agreement”), and a pari passu intercreditor agreement. Notwithstanding the foregoing, the only conditions to the availability of the Senior Bridge Facility shall be the conditions set forth in the “Conditions Precedent to Initial Borrowing” section below.

[Term Sheet]

Second Lien Documentation:
The definitive documentation for the Junior Bridge Facility (the “Second Lien Facility Documentation” and, together with the First Lien Facility Documentation, the “Facility Documentation”) will be in the form of the Existing Credit Agreement, with modifications as are necessary to reflect the terms specifically set forth in this Exhibit B and the nature of the Junior Bridge Facility as a second-lien bridge facility, and related security documentation, a joinder to the Intercreditor Agreement and a pari passu intercreditor agreement. Notwithstanding the foregoing, the only conditions to the availability of the Junior Bridge Facility shall be the conditions set forth in the “Conditions Precedent to Initial Borrowing” section below.

Conditions Precedent to Initial Borrowing:
The availability of the initial borrowing and other extensions of credit under each Tranche of the Bridge Facility on the applicable Closing Date will be subject solely to (x) the conditions set forth in Exhibit C-I, C-II, C-III, C-IV, C-V and C-VI to the Commitment Letter, as applicable, (y) subject to the Funding Conditions Provisions, the Specified Representations being true and correct in all material respects on the applicable Closing Date and the Transaction Agreement Representations being true and correct in all material respects on the applicable Closing Date to the extent required under the applicable Acquisition Agreements or the Master Transaction Agreement, as applicable, and (z) the delivery of a customary borrowing notice.

Representations and Warranties:	As set forth in the Existing Credit Agreement.
Affirmative Covenants:	As set forth in the Existing Credit Agreement.
Negative Covenants:
With respect to the Senior Bridge Facility, as set forth in the Existing Credit Agreement. With respect to the Junior Bridge Facility, as set forth in the Existing Credit Agreement, with modifications to baskets and thresholds to be consistent with the Indenture.

Financial Covenants:	As set forth in the Existing Credit Agreement with respect to the Revolving Facility (as defined therein).
Events of Default:
With respect to the Senior Bridge Facility, as set forth in the Existing Credit Agreement. With respect to the Junior Bridge Facility, as set forth in the Existing Credit Agreement, with modifications to baskets and thresholds to be consistent with the Indenture.

Voting:	As set forth in the Existing Credit Agreement.
Cost and Yield Protection:	As set forth in the Existing Credit Agreement.
Assignments and Participations:	As set forth in the Existing Credit Agreement.
Expenses and Indemnification:	As set forth in the Existing Credit Agreement.
Governing Law and Forum:	New York.
Counsel to the Lead Arranger and Administrative Agent:	Sullivan & Cromwell LLP.

[Term Sheet]

ANNEX I TO
EXHIBIT B

Interest Rates:	The interest rates under the Bridge Facility will be as follows:
At the option of the Borrower, Eurodollar Rate plus the Applicable Margin or ABR plus Applicable Margin.

“Eurodollar Rate” means, with respect to any interest period, the rate per annum equal to the London Interbank Offered Rate or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two business days prior to the commencement of such interest period, for dollar deposits (for delivery on the first day of such interest period) with a term equivalent to such interest period; provided that if such rate shall be less than 0.00%, such rate shall be deemed to be 0.00% (consistent with the Existing Credit Agreement).

“Applicable Margin” means a percentage determined in accordance with the pricing grid below.
LIBOR Successor Rate:
The Facility Documentation will contain provisions relating to the replacement of LIBOR (or other benchmark rate) in form and substance customary for transactions where the Administrative Agent acts as agent.

Original Issue Discount:	None.
Duration Fees:
The Borrower shall pay each Lender duration fees (the “Duration Fees”) for the account of each Lender in amounts equal to the percentage as determined in accordance with the grid below, of the principal amount of the Loan of such Lender outstanding at the close of business, New York City time, on each date set forth in the grid below, payable on each such date:

[Term Sheet]

B-I-2

Pricing Grid

Applicable Margin for the Senior Bridge Facility
Initial Closing Date through 89 days after Initial Closing Date		90 days after Initial Closing Date through 179 days after Initial Closing Date		180 days after Initial Closing Date through 269 days after Initial Closing Date		270 days after Initial Closing Date and thereafter
ABR Loans	LIBOR Loans	ABR Loans	LIBOR Loans	ABR Loans	LIBOR Loans	ABR Loans	LIBOR Loans
100 bps	200 bps	125 bps	225 bps	150 bps	250 bps	175 bps	275 bps

Applicable Margin for the Junior Bridge Facility
Initial Closing Date through 89 days after Initial Closing Date		90 days after Initial Closing Date through 179 days after Initial Closing Date		180 days after Initial Closing Date through 269 days after Initial Closing Date		270 days after Initial Closing Date and thereafter
ABR Loans	LIBOR Loans	ABR Loans	LIBOR Loans	ABR Loans	LIBOR Loans	ABR Loans	LIBOR Loans
200 bps	300 bps	225 bps	325 bps	250 bps	350 bps	275 bps	375 bps

[Term Sheet]

EXHIBIT C-I

Project Olympus
Summary of Additional Conditions on the Initial Closing Date
The availability and initial funding on the Initial Closing Date of the Bridge Facility shall be subject solely to the satisfaction or waiver (by all Commitment Parties) of the following conditions (subject to the Funding Conditions Provisions):

1.
All fees required to be paid on the Initial Closing Date pursuant to the Fee Letters and reasonable out-of-pocket expenses required to be paid on the Initial Closing Date pursuant to the Commitment Letter, to the extent invoiced at least three business days prior to the Initial Closing Date (except as otherwise reasonably agreed by the Borrower), shall, upon the initial borrowings under the Bridge Facility, have been, or will be substantially simultaneously, paid (which amounts may, at your option, be offset against the proceeds of the Bridge Facility).

2.
The Lead Arranger shall have received (i) the audited consolidated balance sheets and the related audited consolidated statements of income, cash flow and shareholders’ equity of the Borrower as at December 31, 2018 and December 31, 2017, and for each subsequent fiscal year ended at least 90 days before the Initial Closing Date and (ii) the unaudited consolidated balance sheet, and statement of income, cash flow and shareholders’ equity, of the Borrower as of and for the three-month period ended March 30, 2019, and for each subsequent fiscal quarter (other than the fourth fiscal quarter of any fiscal year) ended at least 45 days before the Initial Closing Date and the full interim period ending such subsequent fiscal quarter, provided, that in each case the financial statements required to be delivered by this paragraph shall meet the requirements of Regulation S-X under the Securities Act, and all other accounting rules and regulations of the SEC promulgated thereunder applicable to a registration statement on Form S-3. The Lead Arranger hereby acknowledges receipt of the financial statements in the foregoing clause (i) as of and for the fiscal years ended December 31, 2017 and December 31, 2018, and in the foregoing clause (ii) as of and for the fiscal quarter ended March 31, 2019. The filing with the SEC of the financial statements required by clause (i) or (ii) by the Borrower will satisfy the foregoing requirements.

3.
The Administrative Agent shall have received (i) at least two business days prior to the Initial Closing Date all documentation and other information about the Borrower and the Guarantors as shall have been reasonably requested in writing by the Administrative Agent at least seven business days prior to the Initial Closing Date and as is mutually agreed to be required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act and (ii) at least five business days prior to the Initial Closing Date, a certification regarding beneficial ownership required by the Beneficial Ownership Regulation (31 C.F.R. § 1010.230).

4.
Subject in all respects to the Funding Conditions Provisions, the applicable Facility Documentation (which shall, in each case, be in accordance with the terms of the Commitment Letter and the Term Sheet) shall have been executed and delivered by the Borrower and the Guarantors, if applicable.

5.
With respect to the Senior Bridge Facility, the Borrower, the Administrative Agent, and Goldman Sachs, as collateral agent and administrative agent under the Existing Credit Agreement, shall have entered into a pari passu intercreditor agreement substantially in the form of Exhibit H of the Existing Credit Agreement.

6.
If the Junior Bridge Facility is funded on the Initial Closing Date, the Borrower, the Administrative Agent, and UMB Bank, National Association, as trustee under the Indenture, shall have entered into a pari passu

C-I-2

intercreditor agreement. If the Junior Bridge Facility is not funded on the Initial Closing Date, it will be a condition precedent to the initial funding of the Junior Bridge Facility on any subsequent Closing Date that the Borrower, the Administrative Agent, and UMB Bank, National Association, as trustee under the Indenture, shall have entered into a pari passu intercreditor agreement.

7.
The Administrative Agent of both the Senior Bridge Facility and the Junior Bridge Facility (if applicable) shall have entered into a joinder to the Intercreditor Agreement. If the Junior Bridge Facility is not funded on the Initial Closing Date, it will be a condition precedent to the initial funding of the Junior Bridge Facility on any subsequent Closing Date that the Administrative Agent of the Junior Bridge Facility shall have entered into a joinder to the Intercreditor Agreement.

8.
The Borrower shall have engaged (on or before the execution of the Commitment Letter) one or more investment and/or commercial banks reasonably satisfactory to the Lead Arranger to arrange permanent financing or refinancing for the Bridge Facility.

EXHIBIT C-II

Project Olympus
Summary of Additional Conditions on the CPLV Payoff Date
The availability and initial funding on the CPLV Payoff Date of Tranche B1 of the Senior Bridge Facility shall be subject solely to the satisfaction or waiver (by all Commitment Parties) of the following conditions (subject to the Funding Conditions Provisions):

1.	The conditions set forth on Exhibit C-I shall have been satisfied (or waived by all Commitment Parties) as of the Initial Closing Date.

2.	The Specified Representations shall be true and correct in all material respects as of the CPLV Payoff Date.

3.
All fees required to be paid on the CPLV Payoff Date pursuant to the Fee Letters and reasonable out-of-pocket expenses required to be paid on the CPLV Payoff Date pursuant to the Commitment Letter, to the extent invoiced at least three business days prior to the CPLV Payoff Date (except as otherwise reasonably agreed by the Borrower), shall, upon the initial funding of Tranche B1 of the Senior Bridge Facility, have been, or will be substantially simultaneously, paid (which amounts may, at your option, be offset against the proceeds of the Bridge Facility).

4.
Subject in all respects to the Funding Conditions Provisions, customary legal opinions, customary officer’s closing certificates, organizational documents, customary evidence of authorization and good standing certificates in jurisdictions of formation/organization, in each case with respect to the Borrower and the Guarantors and a solvency certificate (as of the CPLV Payoff Date after giving effect to the applicable Transactions and substantially in the form of Annex C attached hereto, certified by a senior authorized financial officer of the Borrower) shall have been delivered to the Lead Arranger.

5.
Subject to the Funding Conditions Provisions, all documents and intercreditor agreements required to perfect the Administrative Agent’s security interest in the collateral shall have been executed and delivered and, if applicable, in proper form for filing.

6.
(i) The Permitted Prepayment Date (as defined in the CMBS Loan Agreement) shall have occurred, (ii) all obligations under the CMBS Loan Agreement (other than contingent obligations that by their terms are to survive the termination of the CMBS Loan Agreement) shall have been (or substantially concurrently with the funding of Tranche B1 of the Senior Bridge Facility shall be) repaid and in connection therewith all guarantees and liens shall have been released and (iii) CPLV and CPLV’s direct and indirect special purpose parent entities shall be guarantors under the Senior Bridge Facility.

EXHIBIT C-III

Project Olympus
Summary of Additional Conditions on the Master Lease Amendment Date
The availability and initial funding on the Master Lease Amendment Date of Tranche B2 of the Senior Bridge Facility and Tranche B2 of the Junior Bridge Facility shall be subject solely to the satisfaction or waiver (by all Commitment Parties) of the following conditions (subject to the Funding Conditions Provisions):

1.
The ERI Transactions (which shall not include the Acquisitions) shall have been or, substantially concurrently with the borrowing under Tranche B2 of the Senior Bridge Facility and Tranche B2 of the Junior Bridge Facility shall be, consummated in all material respects in accordance with the terms of the Master Transaction Agreement as in effect on the date hereof, without giving effect to any modifications, amendments or express waivers or consents thereto that are materially adverse to the Lenders in their capacities as such without the consent of the Lead Arranger (not to be unreasonably withheld, conditioned or delayed) (it being understood and agreed that (a) any change to the definition of “Material Adverse Effect” contained in the Master Transaction Agreement shall be deemed to be materially adverse to the Lenders and (b) any modification, amendment or waiver of VICI Partnership’s consent rights under Section 4.1 of the Master Transaction Agreement and any waiver of the condition precedent that the merger contemplated by the Merger Agreement shall be consummated concurrently with the consummation of the applicable ERI Transactions shall be deemed to be materially adverse to the Lenders).

2.
Each of the Master Lease Amendments shall be in form and substance consistent with Exhibit A to the Master Transaction Agreement as in effect on the date hereof, without giving effect to any modifications, amendments or express waivers or consents thereto that affect the economic terms thereof without the consent of the Lead Arranger. The Master Lease Amendments shall have been or, substantially concurrently with the borrowing under Tranche B2 of the Senior Bridge Facility and Tranche B2 of the Junior Bridge Facility shall be, effected.

3.	Unless the CMBS Amendment is obtained, the CPLV Payoff Date shall have occurred on or prior to the Master Lease Amendment Date.

4.	Since the date of the Master Transaction Agreement, no CPLV Material Adverse Effect shall have occurred (as defined in the Master Transaction Agreement as in effect on the date hereof).

5.
All fees required to be paid on the Master Lease Amendment Date pursuant to the Fee Letters and reasonable out-of-pocket expenses required to be paid on the Master Lease Amendment Date pursuant to the Commitment Letter, to the extent invoiced at least three business days prior to the Master Lease Amendment Date (except as otherwise reasonably agreed by the Borrower), shall, upon the initial funding of Tranche B2 of the Senior Bridge Facility and Tranche B2 of the Junior Bridge Facility, have been, or will be substantially simultaneously, paid (which amounts may, at your option, be offset against the proceeds of the Bridge Facility).

6.
Subject in all respects to the Funding Conditions Provisions, customary legal opinions, customary officer’s closing certificates, organizational documents, customary evidence of authorization and good standing certificates in jurisdictions of formation/organization, in each case with respect to the Borrower and the Guarantors and a solvency certificate (as of the Master Lease Amendment Date after giving effect to the applicable Transactions and substantially in the form of Annex C attached hereto, certified by a senior authorized financial officer of the Borrower) shall have been delivered to the Lead Arranger.

C-II-2

7.	The conditions set forth on Exhibit C-I shall have been satisfied (or waived by all Commitment Parties) as of the Initial Closing Date.

8.	The Specified Representations shall be true and correct in all material respects as of the Master Lease Amendment Date.

EXHIBIT C-IV

Project Olympus
Summary of Additional Conditions on the Atlantic City Closing Date
The availability and initial funding on the Atlantic City Closing Date of Tranche B3 of the Senior Bridge Facility and Tranche B3 of the Junior Bridge Facility shall be subject solely to the satisfaction or waiver (by all Commitment Parties) of the following conditions (subject to the Funding Conditions Provisions):

1.
The Atlantic City Acquisition Agreement shall be in form and substance substantially consistent with Exhibit G-2 to the Master Transaction Agreement as in effect on the date hereof, without giving effect to any modifications, amendments or express waivers or consents thereto that are materially adverse to the Lenders in their capacities as such without the consent of the Lead Arranger (not to be unreasonably withheld, conditioned or delayed) (it being understood and agreed that (a) any change to the definition of Major Casualty/Condemnation contained in the Atlantic City Acquisition Agreement shall be deemed to be materially adverse to the Lenders and (b) any reduction of not more than 15% or increase in the purchase price of the Atlantic City Acquisition shall be deemed to not be materially adverse to the Lenders so long as (i) any increase is not funded with additional indebtedness and (ii) any such reduction is allocated to reduce Tranche B3 of the Senior Bridge Facility and Tranche B3 of the Junior Bridge Facility). The Atlantic City Acquisition shall have been or, substantially concurrently with the borrowing under Tranche B3 of the Senior Bridge Facility and Tranche B3 of the Junior Bridge Facility shall be, consummated in all material respects in accordance with the terms of the Atlantic City Acquisition Agreement. If Harrah’s Atlantic City is replaced with the AC Replacement in accordance with the terms of the Master Transaction Agreement as in effect on the date hereof, the foregoing references to the Atlantic City Acquisition and the Atlantic City Acquisition Agreement shall be deemed to be references to the acquisition of the AC Replacement and the acquisition agreement for the AC Replacement, respectively.

2.
After the date of the Atlantic City Acquisition Agreement, the Property shall not have been the subject of a Major Casualty/Condemnation (each as defined in the Atlantic City Acquisition Agreement). If Harrah’s Atlantic City is replaced with the AC Replacement in accordance with the terms of the Master Transaction Agreement as in effect on the date hereof, the foregoing references to the Atlantic City Acquisition Agreement shall be deemed to be references to the acquisition agreement for the AC Replacement.

3.
All fees required to be paid on the Atlantic City Closing Date pursuant to the Fee Letters and reasonable out-of-pocket expenses required to be paid on the Atlantic City Closing Date pursuant to the Commitment Letter, to the extent invoiced at least three business days prior to the Atlantic City Closing Date (except as otherwise reasonably agreed by the Borrower), shall, upon the borrowing under Tranche B3 of the Senior Bridge Facility and Tranche B3 of the Junior Bridge Facility, have been, or will be substantially simultaneously, paid (which amounts may, at your option, be offset against the proceeds of the Bridge Facility).

4.
The Lead Arranger shall have received (i) the audited consolidated balance sheets and the related audited consolidated statements of income, cash flow and shareholders’ equity of the Borrower as at December 31, 2018 and December 31, 2017, and for each subsequent fiscal year ended at least 90 days before the Atlantic City Closing Date and (ii) the unaudited consolidated balance sheet, and statement of income, cash flow and shareholders’ equity, of the Borrower as of and for the three-month period ended March 30, 2019, and for each subsequent fiscal quarter (other than the fourth fiscal quarter of any fiscal year) ended at least 45 days before the Atlantic City Closing Date and the full interim period ending such

C-IV-2

subsequent fiscal quarter, provided, that in each case the financial statements required to be delivered by this paragraph shall meet the requirements of Regulation S-X under the Securities Act, and all other accounting rules and regulations of the SEC promulgated thereunder applicable to a registration statement on Form S-3. The Lead Arranger hereby acknowledges receipt of the financial statements in the foregoing clause (i) as of and for the fiscal years ended December 31, 2017 and December 31, 2018, and in the foregoing clause (ii) as of and for the fiscal quarter ended March 31, 2019. The filing with the SEC of the financial statements required by clause (i) or (ii) by the Borrower will satisfy the foregoing requirements.

5.
Subject in all respects to the Funding Conditions Provisions, customary legal opinions, customary officer’s closing certificates, organizational documents, customary evidence of authorization and good standing certificates in jurisdictions of formation/organization, in each case with respect to the Borrower and the Guarantors and a solvency certificate (as of the Atlantic City Closing Date after giving effect to the applicable Transactions and substantially in the form of Annex C attached hereto, certified by a senior authorized financial officer of the Borrower) shall have been delivered to the Lead Arranger.

6.
Subject to the Funding Conditions Provisions, all documents and intercreditor agreements required to perfect the Administrative Agent’s security interest in the collateral shall have been executed and delivered and, if applicable, in proper form for filing.

7.
The conditions set forth on Exhibit C-I shall have been satisfied (or waived by all Commitment Parties) as of the Initial Closing Date and the conditions set forth in paragraph 1 of Exhibit C-III shall have been satisfied (or waived by all Commitment Parties) as of the ERI Closing Date.

8.	The Specified Representations shall be true and correct in all material respects as of the Atlantic City Closing Date.

EXHIBIT C-V

Project Olympus
Summary of Additional Conditions on the New Orleans Closing Date
The availability and initial funding on the New Orleans Closing Date of Tranche B4 of the Senior Bridge Facility and Tranche B4 of the Junior Bridge Facility shall be subject solely to the satisfaction or waiver (by all Commitment Parties) of the following conditions (subject to the Funding Conditions Provisions):

1.
The New Orleans Acquisition Agreement shall be in form and substance substantially consistent with Exhibit G-3 to the Master Transaction Agreement as in effect on the date hereof, without giving effect to any modifications, amendments or express waivers or consents thereto that are materially adverse to the Lenders in their capacities as such without the consent of the Lead Arranger (not to be unreasonably withheld, conditioned or delayed) (it being understood and agreed that (a) any change to the definition of Major Casualty/Condemnation contained in the New Orleans Acquisition Agreement shall be deemed to be materially adverse to the Lenders and (b) any reduction of not more than 15% or increase in the purchase price of the New Orleans Acquisition shall be deemed to not be materially adverse to the Lenders so long as (i) any increase is not funded with additional indebtedness and (ii) any such reduction is allocated to reduce Tranche B4 of the Senior Bridge Facility and Tranche B4 of the Junior Bridge Facility). The New Orleans Acquisition shall have been or, substantially concurrently with the borrowing under Tranche B4 of the Senior Bridge Facility and Tranche B4 of the Junior Bridge Facility shall be, consummated in all material respects in accordance with the terms of the New Orleans Acquisition Agreement. If Harrah’s New Orleans is replaced with the NOLA Replacement in accordance with the terms of the Master Transaction Agreement as in effect on the date hereof, the foregoing references to the New Orleans Acquisition and the New Orleans Acquisition Agreement shall be deemed to be references to the acquisition of the NOLA Replacement and the acquisition agreement for the NOLA Replacement, respectively.

2.
After the date of the New Orleans Acquisition Agreement, the Property shall not have been the subject of a Major Casualty/Condemnation (each as defined in the New Orleans Acquisition Agreement). If Harrah’s New Orleans is replaced with the NOLA Replacement in accordance with the terms of the Master Transaction Agreement as in effect on the date hereof, the foregoing references to the New Orleans Acquisition Agreement shall be deemed to be references to the acquisition agreement for the NOLA Replacement.

3.
All fees required to be paid on the New Orleans Closing Date pursuant to the Fee Letters and reasonable out-of-pocket expenses required to be paid on the New Orleans Closing Date pursuant to the Commitment Letter, to the extent invoiced at least three business days prior to the New Orleans Closing Date (except as otherwise reasonably agreed by the Borrower), shall, upon borrowing under Tranche B4 of the Senior Bridge Facility and Tranche B4 of the Junior Bridge Facility, have been, or will be substantially simultaneously, paid (which amounts may, at your option, be offset against the proceeds of the Bridge Facility).

4.
The Lead Arranger shall have received (i) the audited consolidated balance sheets and the related audited consolidated statements of income, cash flow and shareholders’ equity of the Borrower as at December 31, 2018 and December 31, 2017, and for each subsequent fiscal year ended at least 90 days before the New Orleans Closing Date and (ii) the unaudited consolidated balance sheet, and statement of income, cash flow and shareholders’ equity, of the Borrower as of and for the three-month period ended March

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30, 2019, and for each subsequent fiscal quarter (other than the fourth fiscal quarter of any fiscal year) ended at least 45 days before the New Orleans Closing Date and the full interim period ending such subsequent fiscal quarter, provided, that in each case the financial statements required to be delivered by this paragraph shall meet the requirements of Regulation S-X under the Securities Act, and all other accounting rules and regulations of the SEC promulgated thereunder applicable to a registration statement on Form S-3. The Lead Arranger hereby acknowledges receipt of the financial statements in the foregoing clause (i) as of and for the fiscal years ended December 31, 2017 and December 31, 2018, and in the foregoing clause (ii) as of and for the fiscal quarter ended March 31, 2019. The filing with the SEC of the financial statements required by clause (i) or (ii) by the Borrower will satisfy the foregoing requirements.

5.
Subject in all respects to the Funding Conditions Provisions, customary legal opinions, customary officer’s closing certificates, organizational documents, customary evidence of authorization and good standing certificates in jurisdictions of formation/organization, in each case with respect to the Borrower and the Guarantors and a solvency certificate (as of the New Orleans Closing Date after giving effect to the applicable Transactions and substantially in the form of Annex C attached hereto, certified by a senior authorized financial officer of the Borrower) shall have been delivered to the Lead Arranger.

6.
Subject to the Funding Conditions Provisions, all documents and intercreditor agreements required to perfect the Administrative Agent’s security interest in the collateral shall have been executed and delivered and, if applicable, in proper form for filing.

7.
The conditions set forth on Exhibit C-I shall have been satisfied (or waived by all Commitment Parties) as of the Initial Closing Date and the conditions set forth in paragraph 1 of Exhibit C-III shall have been satisfied (or waived by all Commitment Parties) as of the ERI Closing Date.

8.	The Specified Representations shall be true and correct in all material respects as of the New Orleans Closing Date.

EXHIBIT C-VI

Project Olympus
Summary of Additional Conditions on the Laughlin Closing Date
The availability and initial funding on the Laughlin Closing Date of Tranche B5 of the Senior Bridge Facility and Tranche B5 of the Junior Bridge Facility shall be subject solely to the satisfaction or waiver (by all Commitment Parties) of the following conditions (subject to the Funding Conditions Provisions):

1.
The Laughlin Acquisition Agreement shall be in form and substance substantially consistent with Exhibit G-1 to the Master Transaction Agreement as in effect on the date hereof, without giving effect to any modifications, amendments or express waivers or consents thereto that are materially adverse to the Lenders in their capacities as such without the consent of the Lead Arranger (not to be unreasonably withheld, conditioned or delayed) (it being understood and agreed that (a) any change to the definition of Major Casualty/Condemnation contained in the Laughlin Acquisition Agreement shall be deemed to be materially adverse to the Lenders and (b) any reduction of not more than 15% or increase in the purchase price of the Laughlin Acquisition shall be deemed to not be materially adverse to the Lenders so long as (i) any increase is not funded with additional indebtedness and (ii) any such reduction is allocated to reduce Tranche B5 of the Senior Bridge Facility and Tranche B5 of the Junior Bridge Facility). The Laughlin Acquisition shall have been or, substantially concurrently with the borrowing under Tranche B5 of the Senior Bridge Facility and Tranche B5 of the Junior Bridge Facility shall be, consummated in all material respects in accordance with the terms of the Laughlin Acquisition Agreement. If Harrah’s Laughlin is replaced with the Laughlin Replacement in accordance with the terms of the Master Transaction Agreement as in effect on the date hereof, the foregoing references to the Laughlin Acquisition and the Laughlin Acquisition Agreement shall be deemed to be references to the acquisition of the Laughlin Replacement and the acquisition agreement for the Laughlin Replacement, respectively.

2.
After the date of the Laughlin Acquisition Agreement, the Property shall not have been the subject of a Major Casualty/Condemnation (each as defined in the Laughlin Acquisition Agreement). If Harrah’s Laughlin is replaced with the Laughlin Replacement in accordance with the terms of the Master Transaction Agreement as in effect on the date hereof, the foregoing references to the Laughlin Acquisition Agreement shall be deemed to be references to the acquisition agreement for the Laughlin Replacement.

3.
All fees required to be paid on the Laughlin Closing Date pursuant to the Fee Letters and reasonable out-of-pocket expenses required to be paid on the Laughlin Closing Date pursuant to the Commitment Letter, to the extent invoiced at least three business days prior to the Laughlin Closing Date (except as otherwise reasonably agreed by the Borrower), shall, upon the borrowing under Tranche B5 of the Senior Bridge Facility and Tranche B5 of the Junior Bridge Facility , have been, or will be substantially simultaneously, paid (which amounts may, at your option, be offset against the proceeds of the Bridge Facility).

4.
The Lead Arranger shall have received (i) the audited consolidated balance sheets and the related audited consolidated statements of income, cash flow and shareholders’ equity of the Borrower as at December 31, 2018 and December 31, 2017, and for each subsequent fiscal year ended at least 90 days before the Laughlin Closing Date and (ii) the unaudited consolidated balance sheet, and statement of income, cash flow and shareholders’ equity, of the Borrower as of and for the three-month period ended March 30, 2019, and for each subsequent fiscal quarter (other than the fourth fiscal quarter of any fiscal year) ended at least 45 days before the Laughlin Closing Date and the full interim period ending such subsequent fiscal quarter, provided, that in each case the financial statements required to be delivered by this paragraph

C-VI-2

shall meet the requirements of Regulation S-X under the Securities Act, and all other accounting rules and regulations of the SEC promulgated thereunder applicable to a registration statement on Form S-3. The Lead Arranger hereby acknowledges receipt of the financial statements in the foregoing clause (i) as of and for the fiscal years ended December 31, 2017 and December 31, 2018, and in the foregoing clause (ii) as of and for the fiscal quarter ended March 31, 2019. The filing with the SEC of the financial statements required by clause (i) or (ii) by the Borrower will satisfy the foregoing requirements.

5.
Subject in all respects to the Funding Conditions Provisions, customary legal opinions, customary officer’s closing certificates, organizational documents, customary evidence of authorization and good standing certificates in jurisdictions of formation/organization, in each case with respect to the Borrower and the Guarantors and a solvency certificate (as of the Laughlin Closing Date after giving effect to the applicable Transactions and substantially in the form of Annex C attached hereto, certified by a senior authorized financial officer of the Borrower) shall have been delivered to the Lead Arranger.

6.
Subject to the Funding Conditions Provisions, all documents and intercreditor agreements required to perfect the Administrative Agent’s security interest in the collateral shall have been executed and delivered and, if applicable, in proper form for filing.

7.
The conditions set forth on Exhibit C-I shall have been satisfied (or waived by all Commitment Parties) as of the Initial Closing Date and the conditions set forth in paragraph 1 of Exhibit C-III shall have been satisfied (or waived by all Commitment Parties) as of the ERI Closing Date.

8.	The Specified Representations shall be true and correct in all material respects as of the Laughlin Closing Date.

Annex C
Form of Solvency Certificate
Date: [•]
Reference is made to Credit Agreement, dated as of [•] (the “Credit Agreement”), among [•] (the “Borrower”), the lending institutions from time to time parties thereto (the “Lenders”), and [•], as Administrative Agent and Collateral Agent.
Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
Solely in my capacity as a Financial Officer of the Borrower and not individually (and without personal liability), I hereby certify, that as of the date hereof, after giving effect to the consummation of the Transactions:

1.
The sum of the liabilities (including contingent liabilities) of the Borrower and its restricted subsidiaries, on a consolidated basis, does not exceed the present fair saleable value of the present assets of the Borrower and its restricted subsidiaries, on a consolidated basis.

2.
The fair value of the property of the Borrower and its restricted subsidiaries, on a consolidated basis, is greater than the total amount of liabilities (including contingent liabilities) of the Borrower and its restricted subsidiaries, on a consolidated basis.

3.	The capital of the Borrower and its restricted subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business as contemplated on the date hereof.

4.
The Borrower and its restricted subsidiaries, on a consolidated basis, have not incurred and do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debts as they become due (whether at maturity or otherwise in the ordinary cours e of business).

For purposes of this Certificate, the amount of any contingent liability has been computed as the amount that, in light of all of the facts and circumstances existing as of the date hereof, represents the amount that would reasonably be expected to become an actual or matured liability.
IN WITNESS WHEREOF, I have executed this Certificate as of the date first written above.
[BORROWER]
By:

    Name:
    Title: